Exhibit 99.2

Pershing Square Tontine Holdings, Ltd. Provides Investor Update

June 25, 2021—New York //— Pershing Square Tontine Holdings, Ltd. (NYSE:PSTH) today released a replay of its June 23rd presentation, Music is Universal, on its website www.PSTontine.com. The associated slide deck, transcript, FAQ and transcript of the Universal Music Group video that preceded the presentation are also available on the website.

In addition, PSTH has been notified by Pershing Square SPARC Holdings, Ltd. (“SPARC”) that SPARC today filed confidentially an S-1 registration statement that includes a preliminary prospectus with the Securities and Exchange Commission.

About Pershing Square Tontine Holdings, Ltd.

Pershing Square Tontine Holdings, Ltd., a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a private company. PSTH is sponsored by Pershing Square TH Sponsor, LLC (the “Sponsor”), an affiliate of Pershing Square Capital Management, L.P., a registered investment advisor with approximately $14 billion of assets under management. www.PSTontine.com

Media Contact:

Fran McGill

212-909-2455

McGill@persq.com

Important Additional Information and Where to Find It

This press release does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities.

The proposed transactions described in the slide deck, transcript, FAQ and transcript of the Universal Music Group (“UMG”) video that preceded the investor presentation referenced herein have not yet commenced, may proceed on materially different terms and may not occur at all. This press release is for informational purposes only. This press release is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. The Redemption Tender Offer and the Warrant Exchange Offer, as described in the materials referenced herein, (together, the “Offers”) will only be made pursuant to offers to purchase or exchange, letters of transmittal and related materials that will be filed with the applicable Schedule TO on the commencement date of each Offer. PSTH shareholders and warrant holders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Offers. PSTH shareholders and warrant holders will be able to obtain free copies of those materials as well as the other documents that PSTH and Pershing Square SPARC Holdings, Ltd. (“SPARC”) will be filing with the SEC, which will contain important information about PSTH, SPARC, the Offers and the proposed transactions, at the SEC’s website at www.sec.gov [sec.gov].

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the benefits of the transactions, the anticipated timing of the proposed transactions, the services offered by Universal Music Group B.V. (“UMG”) and the markets in which it operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including but not limited to: (i) the risk that the proposed transactions may not be completed in a timely manner or at all, or may be completed on terms materially different from those described herein, which may adversely affect the price of PSTH’s securities, (ii) the risk that the proposed transactions may not be completed by PSTH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by PSTH, (iii) the failure to satisfy the conditions to the consummation of any aspect of the proposed transactions, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transactions, (v) the occurrence of any event, change or other circumstance that could give rise to the proposed transactions not occurring, (vi) the effect of the announcement or pendency of the proposed transactions on UMG’s business relationships, performance, and business generally, (vii) the outcome of any legal proceedings that may be instituted against PSTH, SPARC, Vivendi, UMG or their respective directors or officers related announcement of the proposed transactions, (viii) the amount of the costs, fees, expenses and other charges related to the proposed transactions, (ix) the ability to maintain the listing of PSTH’s securities on NYSE or list on Nasdaq, (x) the price of PSTH’s securities may be volatile due to a variety of factors which may also include changes in UMG’s business and operations and in performance across its competitors, changes in laws and regulations affecting UMG’s business and changes in its capital structure as a result of the proposed transactions and its contemplated public listing, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transactions, and identify and realize additional opportunities, (xii) the amount of PSTH shares redeemed by PSTH’s public shareholders in the Redemption Tender Offer or the number of warrants exchanged and PSTH shares issued in the Warrant Exchange Offer, (xiii) possible variances between the historical financial information UMG presents and its future financial statements, when they become available, (xiv) potential material differences between the terms of SPARC described herein and those ultimately offered to investors or the SEC failing to declare the registration statement in respect of SPARC’s securities effective or the NYSE or Nasdaq listing the securities or either the SEC or the applicable stock exchange imposing conditions that would prevent SPARC from operating in the manner intended and (xv) the impact of the global COVID-19 pandemic on any of the foregoing.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statements for the distribution of the UMG shares and the SPARC rights offering that will be filed with the SEC in respect of the proposed transactions. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PSTH assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. PSTH does not give any assurance that PSTH will achieve its expectations or that the proposed transactions will occur at all. The inclusion of any statement in this press release does not constitute an admission by PSTH or any other person that the events or circumstances described in such statement are material.